OCONEE FEDERAL FINANCIAL CORP. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE – July 20, 2023

OCONEE FEDERAL FINANCIAL CORP. ANNOUNCES

VOLUNTARY NASDAQ DELISTING AND

SEC DEREGISTRATION

Seneca, South Carolina – July 20, 2023 – Oconee Federal Financial Corp. (the “Company”) (NASDAQ: OFED), the holding company for Oconee Federal Savings and Loan Association (“Oconee Federal”), announced today that it has notified the NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market. The Company further intends to withdraw the registration of its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

By a separate press release, the Company announced the execution of an agreement pursuant to which Mutual Savings Bank, a federally-chartered mutual savings bank, will merge with and into Oconee Federal with Oconee Federal as the surviving entity.

The Company intends to file a Form 25 with the SEC to remove its common stock from listing on the NASDAQ Capital Market and to deregister its stock under Section 12(b) of the Exchange Act on or about July 31, 2023. The Company expects the last trading day of its shares of common stock on the NASDAQ Capital Market will be on or about July 31, 2023.

The Company intends to file a Form 15 with the SEC on or about August 10, 2023 to terminate the registration of its common stock under section 12(g) of the Exchange Act. The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended immediately upon filing of the Form 15. Once the Form 15 is effective, which is expected to occur within 90 days of filing, the Company will no longer be a public reporting company and its obligations to file proxy materials and other reports with the SEC will also be suspended. The Company has applied to have its shares quoted on the OTCQX Market following NASDAQ delisting.

As a savings and loan holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 shareholders of record. The decision of the Company’s board of directors to delist and deregister its common stock was based on numerous factors, including the significant cost savings of no longer filing periodic reports with the SEC, as well as reductions in accounting fees, legal fees and other costs. The Company’s financial statements will continue to be audited by an independent accounting firm and the Company intends to publish quarterly and annual financial information via press releases or by postings on Oconee Federal Savings and Loan Association’s website (www.oconeefederal.com). Oconee Federal Savings and Loan Association will continue to report detailed quarterly financial results to its primary federal regulator, which are publicly available.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.

Investor/Media Contact:

Curtis T. Evatt

President & Chief Executive Officer

Oconee Federal Financial Corp.

201 East North Second Street

Seneca, South Carolina

864-882-2765